EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
KAR Auction Services, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333‑164032, No. 333-168523, No. 333-196668, and No. 333-250085) on Form S-8 of KAR Auction Services, Inc. of our report dated February 18, 2021, with respect to the consolidated balance sheets of KAR Auction Services, Inc. as of December 31, 2020 and 2019, the related consolidated statements of income (loss), comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 10‑K of KAR Auction Services, Inc. Our report refers to a change in the method of accounting for leases effective January 1, 2019 due to the adoption of Financial Accounting Standards Board Accounting Standard Codification (ASC) Topic 842, Leases, and to a change in the method of accounting for credit losses effective January 1, 2020 due to the adoption of ASC Topic 326, Financial Instruments – Credit Losses.
Our audit report on internal control over financial reporting as of December 31, 2020, contains an explanatory paragraph that states that management has excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, the internal control over financial reporting associated with BacklotCars, Inc. (“2020 acquisition”) with total assets of 6.9% and total revenues of 0.4% included in the consolidated financial statements of KAR Auction Services, Inc. and subsidiaries as of and for the year ended December 31, 2020. Our audit of internal control over financial reporting of KAR Auction Services, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of the 2020 acquisition.

/s/ KPMG LLP

Indianapolis, Indiana
February 18, 2021